Toni Perazzo
Chief Financial Officer
(650) 340-1888                                                                                   FOR IMMEDIATE RELEASE

AEROCENTURY CORP. REPORTS FOURTH QUARTER 2007 AND FULL YEAR 2007 RESULTS AND RESTATED 2006 AND 2007 QUARTERLY RESULTS

(BURLINGAME, CA), February 26, 2008 — AeroCentury Corp. (ASE:ACY), an independent aircraft leasing company, today reported its operating results for the fourth quarter and the year ended December 31, 2007.

In connection with the year-end audit of 2007 consolidated financial results, the Audit Committee and management of the Company determined that two $450,000 non-contingent termination payments due from a lessee at lease-end in October 2007 and February 2008, respectively, should have been recognized as operating lease revenue ratably over the three-year term of the leases.  As a result of this timing difference, operating lease revenue has been understated by approximately $627,000 cumulatively through December 31, 2006, and by approximately $229,000 for the nine months ended September 30, 2007.

Accordingly, on February 14, 2008, the Board of Directors, in consultation with management of the Company and the Company's independent registered public accounting firm, determined that its previously issued consolidated financial statements for the years ended December 31, 2004, 2005 and 2006 and the quarters ended March 31, 2005, June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006, September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007 should no longer be relied upon because of the error described above.  The Company has restated its consolidated financial statements for the 2007 and 2006 quarters, the effects of which are shown in the tables below.  The adjustments do not change the total amount of operating lease revenue recognized from the two lease termination payments, only the timing of the recognition of such revenue.

As discussed and shown in the tables below, comparative information for the third quarter of 2006 and first nine months of 2006 has been restated in connection with the Company’s adoption of Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”) and Financial Accounting Standard Board Staff Position AUG AIR-1, Accounting for Planned Major Maintenance Activities (“FSP AUG AIR-1”).

Due to the recent adoption of FSP AUG AIR-1, the Company was required to discontinue the accrue-in-advance method of accounting for planned major maintenance for financial reporting periods beginning on January 1, 2007. The Company has adopted the direct expensing method, under which actual costs incurred are expensed directly when maintenance is performed and the accrual of non-refundable maintenance reserves from the Company’s lessees for planned major maintenance is reflected as income. Because the net effect of recognizing income when maintenance reserves are billed and accruing maintenance expense as incurred within any given period will vary, it is likely that the new accounting method will result in uneven effects on the Company’s results of operations.

2007 Results

For the quarter ended December 31, 2007, the Company reported total revenues of $7.2 million compared with revenues of $4.9 million for the same period a year ago. For the year ended December 31, 2007, the Company reported revenues of $23.8 million compared with revenues of $18.8 million for 2006.

The Company reported net income of $1,124,000 or $0.73 per basic share and $0.69 per diluted share for the fourth quarter of 2007, compared to net income of $709,000 or $0.46 per basic and diluted share for the fourth quarter of 2006. The Company had net income of $3,775,000 or $2.45 per basic share and $2.36 per diluted share for 2007 versus $1,009,000 or $0.65 per basic and diluted share for 2006.

Operating lease revenue was approximately $1,470,000 and $3,601,000 higher in the fourth quarter and full year of 2007, respectively, versus 2006, primarily because of additional lease revenue from aircraft purchased in the fourth quarter of 2006 and during 2007 and re-leases during 2007 at increased rental rates for several of the Company’s aircraft.  In addition, in 2007 the Company recorded revenue from several aircraft that were off lease for part of 2006.  The aggregate effect of these increases was partially offset by a decrease in revenue related to aircraft that were off lease for part of 2007.

Maintenance reserves income represents non-refundable reserves which are earned based on lessee aircraft usage.  As a result of an increase in total aircraft usage in 2007, primarily due to aircraft acquisitions during the year, maintenance reserves income was approximately $751,000 and $1,319,000 higher in the fourth quarter and year ended December 31, 2007, respectively, than in 2006.

Total expenses were approximately $1,994,000 higher in the three months ended December 31, 2007, versus the same period in 2006, primarily because of increases in interest, depreciation and management fee expenses as a result of aircraft purchases, as well as maintenance expense. The Company’s maintenance expense is dependent on the aggregate maintenance claims amount submitted by lessees for reimbursement and expenses incurred in connection with off-lease aircraft. As a result of higher total lessee claims and the replacement of a damaged engine on one of the Company’s leased aircraft, the Company incurred approximately $721,000 more in maintenance expense in the three months ended December 31, 2007, versus the same period in 2006.

Total expenses were approximately $1,283,000 higher in the year ended December 31, 2007 versus 2006, primarily because of increases in interest, depreciation and management fee expenses, all of which resulted from aircraft purchases during 2006 and 2007, as well as an increase in other taxes. Those increases were partially offset by a decrease in the amount of maintenance expense. As a result of lower total lessee claims and less expense incurred for off-lease aircraft in 2007, the Company incurred approximately $1,584,000 less in maintenance expense in 2007 compared to 2006.

AeroCentury is an aircraft operating lessor and finance company specializing in leasing regional aircraft and engines utilizing triple net leases. The Company’s aircraft and engines are on lease to regional airlines and commercial users worldwide.

(See tables following.)

AeroCentury Corp.
Selected Financial Information
(Unaudited)
(000’s)

	For the Quarters Ended		For the Years Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
		(as restated)		(as restated)
Operating lease revenue	$5,600	$4,130	$19,412	$15,811
Maintenance reserves income	1,483	732	4,310	2,990
Gain on sale of aircraft and aircraft engines	97	-	97	34
Other	11	4	31	8
	7,191	4,866	23,850	18,843

Depreciation	1,890	1,204	5,615	4,692
Interest	1,629	1,267	6,260	4,954
Management fees	856	686	3,017	2,743
Maintenance	1,094	373	2,395	3,979
Other taxes	13	8	327	31
Professional fees and other	242	192	882	814
	5,724	3,730	18,496	17,213

Income before taxes	1,467	1,136	5,354	1,630
Tax provision	343	427	1,579	621
Net income	$1,124	$709	$3,775	$1,009
Earnings per share:
Basic	$0.73	$0.46	$2.45	$0.65
Diluted	$0.69	$0.46	$2.36	$0.65
Weighted average common shares outstanding	1,543,257	1,543,257	1,543,257	1,543,257
Weighted average diluted common shares outstanding	1,628,501	1,543,257	1,598,516	1,543,257

Summary Balance Sheet:

	December 31,	December 31,
	2007	2006
		(as restated)
Total assets	$126,653	$97,366
Total liabilities	$ 94,513	$70,558
Shareholders’ equity	$ 32,140	$26,808

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AeroCentury Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(000’s)

	For the Three Months Ended
	March 31, 2007		June 30, 2007		September 30, 2007
	(as previously reported)	(as restated)	(as previously reported)	(as restated)	(as previously reported)	(as restated)

Operating lease revenue	$4,207	$4,284	$4,152	$4,228	$5,224	$5,300
Maintenance reserves income	827	827	847	847	1,152	1,152
Gain on sale of aircraft	-	-	-	-	-	-
Other	7	7	1	1	12	12
	5,041	5,118	5,000	5,076	6,388	6,464

Depreciation	1,235	1,235	1,258	1,258	1,493	1,493
Interest	1,222	1,222	1,424	1,424	1,724	1,724
Management fees	683	683	684	684	794	794
Maintenance	225	225	701	701	375	375
Other taxes	-	12	14	14	292	292
Professional fees and other	211	199	219	219	218	218
	3,576	3,576	4,300	4,300	4,896	4,896

Income before taxes	1,465	1,542	700	776	1,492	1,568
Tax provision	492	518	237	263	428	454
Net income	$973	$1,024	$463	$513	$1,064	$1,114
Earnings per share:
Basic	$0.63	$0.66	$0.30	$0.33	$0.69	$0.72
Diluted	$0.63	$0.66	$0.29	$0.32	$0.66	$0.69
Weighted average common shares outstanding	1,543,257	1,543,257	1,543,257	1,543,257	1,543,257	1,543,257
Weighted average diluted common shares outstanding	1,543,257	1,543,257	1,601,423	1,601,423	1,618,674	1,618,674

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AeroCentury Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(000’s)

	For the Three Months Ended
	March 31, 2006		June 30, 2006		September 30, 2006		December 31, 2006
	(as previously reported1)	(as restated)	(as previously reported1)	(as restated)	(as previously reported1)	(as restated)	(as restated under FSP AUG AIR-12)	(as restated)
Operating lease revenue	$3,701	$3,776	$3,833	$3,908	$3,920	$3,996	$4,053	$4,130
Maintenance reserves income	792	792	756	756	710	710	732	732
Gain on sale of aircraft	-	-	34	34	-	-	-	-
Other	(9)	(9)	4	4	10	10	4	4
	4,484	4,559	4,627	4,702	4,640	4,716	4,789	4,866

Depreciation	1,155	1,155	1,160	1,160	1,173	1,173	1,204	1,204
Interest	1,164	1,164	1,251	1,251	1,272	1,272	1,267	1,267
Management fees	696	696	683	683	677	677	686	686
Maintenance	1,092	1,092	1,644	1,644	869	869	373	373
Professional fees and other	294	294	174	174	178	178	200	200
	4,401	4,401	4,912	4,912	4,169	4,169	3,730	3,730

Income/(loss) before taxes	83	158	(285)	(210)	471	547	1,059	1,136
Tax provision/ (benefit)	31	57	(78)	(52)	163	189	401	428
Net income/(loss)	$52	$101	$(207)	$(158)	$308	$358	$658	$708
Earnings/(loss) per share:
Basic	$0.03	$0.07	$(0.13)	$(0.10)	$0.20	$0.23	$0.43	$0.46
Diluted	$0.03	$0.07	$(0.13)	$(0.10)	$0.20	$0.23	$0.43	$0.46
Weighted average common shares outstanding	1,543,257	1,543,257	1,543,257	1,543,257	1,543,257	1,543,257	1,543,257	1,543,257
Weighted average diluted common shares outstanding	1,543,257	1,543,257	1,543,257	1,543,257	1,543,257	1,543,257	1,543,257	1,543,257

1 Results for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, as reported in the Company’s quarterly reports on Form 10-QSB for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, included the effects of the adoption of SAB 108 and FSP AUG AIR-1.

2 The effects of the Company’s adoption of SAB 108 were included in the results reported in the Company’s Form 8-K filings on February 6, 2007 and March 9, 2007.

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 AeroCentury Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(000’s)

	March 31, 2007		June 30, 2007		September 30, 2007
	(as previously reported)	(as restated)	(as previously reported)	(as restated)	(as previously reported)	(as restated)
Assets:
Cash and cash equivalents	$3,131	$3,131	$2,558	$2,558	$2,869	$2,869
Accounts receivable	758	1,461	937	1,716	1,010	1,865
Aircraft and aircraft engine held for lease, net	90,788	90,788	103,358	103,358	114,122	114,122
Prepaid expenses and other	887	887	1,461	1,461	1,682	1,682
Total assets	$95,564	$96,267	$108,314	$109,093	$119,683	$120,538

Liabilities:
Notes payable and accrued interest	54,552	54,552	62,944	62,944	70,886	70,886
Maintenance reserves and accrued costs	3,837	3,837	4,692	4,692	4,997	4,997
Deferred income taxes	4,584	4,826	4,788	5,056	5,243	5,537
All other liabilities	5,216	5,216	6,496	6,496	8,099	8,099
	68,189	68,431	78,920	79,188	89,225	89,519

Stockholders’ equity:
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	-	-	-	-	-	-
Common stock, $0.001 par value, 3,000,000 shares authorized, 1,606,557 shares issued and outstanding	2	2	2	2	2	2
Paid in capital	13,821	13,821	15,377	15,377	15,377	15,377
Retained earnings	14,056	14,517	14,519	15,030	15,583	16,144
	27,879	28,340	29,898	30,409	30,962	31,523
Treasury stock at cost, 63,300 shares	(504)	(504)	(504)	(504)	(504)	(504)
Total stockholders’ equity	27,375	27,836	29,394	29,905	30,458	31,019
	$95,564	$96,267	$108,314	$109,093	$119,683	$120,538

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 AeroCentury Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(000’s)

	March 31, 2006			June 30, 2006
	(as previously filed)	(as restated under SAB 108 and FSP AUG AIR-1)	(as restated)	(as previously filed)	(as restated under SAB 108 and FSP AUG AIR-1)	(as restated)
Assets:
Cash and cash equivalents	$2,220	$2,220	$2,220	$3,420	$3,420	$3,420
Accounts receivable	736	750	1,150	609	624	1,099
Aircraft and aircraft engine held for lease, net	91,940	89,701	89,698	91,294	89,127	89,127
Aircraft and aircraft engine held for sale, net	1,026	1,023	1,026	-	-	-
Prepaid expenses and other	1,088	1,088	1,088	759	759	759
Total assets	$97,010	$94,782	$95,182	$96,082	$93,930	$94,405

Liabilities:
Notes payable and accrued interest	58,191	58,191	58,191	57,108	57,108	57,108
Maintenance reserves and accrued costs	13,481	2,031	2,031	13,282	2,319	2,319
Deferred income taxes	1,100	3,780	3,917	1,140	3,692	3,855
All other liabilities	5,143	5,143	5,143	5,371	5,381	5,381
	77,915	69,145	69,282	76,901	68,500	68,663

Stockholders’ equity:
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	-	-	-	-	-	-
Common stock, $0.001 par value, 3,000,000 shares authorized, 1,606,557 shares issued and outstanding	2	2	2	2	2	2
Paid in capital	13,821	13,821	13,821	13,821	13,821	13,821
Retained earnings	5,776	12,318	12,581	5,862	12,111	12,423
	19,599	26,141	26,404	19,685	25,934	26,246
Treasury stock at cost, 63,300 shares	(504)	(504)	(504)	(504)	(504)	(504)
Total stockholders’ equity	19,095	25,637	25,900	$19,181	25,430	$25,742
	$97,010	$94,782	$95,182	$96,082	$93,930	$94,405

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 AeroCentury Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(000’s)

	September 30, 2006			December 31, 2006
	(as previously filed)	(as restated under SAB 108 and FSP AUG AIR-1)	(as restated)	(as previously filed)	(as restated under FSP AUG AIR-1)	(as restated)
Assets:
Cash and cash equivalents	$3,245	$3,245	$3,245	$3,384	$3,384	$3,384
Accounts receivable	947	965	1,515	864	871	1,498
Aircraft and aircraft engine held for lease, net	90,045	87,951	87,951	93,675	91,902	91,902
Prepaid expenses and other	731	731	731	582	582	582
Total assets	$94,968	$92,892	$93,442	$98,505	$96,739	$97,366

Liabilities:
Notes payable and accrued interest	54,813	54,813	54,813	57,907	57,907	57,907
Maintenance reserves and accrued costs	13,996	2,970	2,970	14,111	3,168	3,168
Deferred income taxes	1,243	3,855	4,043	1,127	4,256	4,471
All other liabilities	5,516	5,516	5,516	5,012	5,012	5,012
	75,568	67,154	67,342	78,157	70,343	70,558

Stockholders’ equity:
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	-	-	-	-	-	-
Common stock, $0.001 par value, 3,000,000 shares authorized, 1,606,557 shares issued and outstanding	2	2	2	2	2	2
Paid in capital	13,821	13,821	13,821	13,821	13,821	13,821
Retained earnings	6,081	12,419	12,781	7,029	13,077	13,489
	19,904	26,242	26,604	20,852	26,900	27,312
Treasury stock at cost, 63,300 shares	(504)	(504)	(504)	(504)	(504)	(504)
Total stockholders’ equity	19,400	25,738	26,100	20,348	26,396	26,808
	$94,968	$92,892	$93,442	$98,505	$96,739	$97,366

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